                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

       Filed by the Registrant /X/
       Filed by a Party other than the Registrant / /

       Check the appropriate box:

       / /  Preliminary Proxy Statement        / / Confidential, For Use of the
                                                   Commission Only (as permitted
       /X/  Definitive Proxy Statement             by Rule 14a-6(e)(2))
       / /  Definitive Additional Materials
       / /  Soliciting Material Pursuant to
            Rule 14a-11(c) Rule 14a-12

                                DIGITAL LAVA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       /X/    No fee required.
       / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

--------------------------------------------------------------------------------
      (1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5)     Total fee paid:

       / /    Fee paid previously with preliminary materials:

       / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1) Amount previously paid:

--------------------------------------------------------------------------------
              (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
              (3) Filing Party:

--------------------------------------------------------------------------------
              (4) Date Filed:

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


                                DIGITAL LAVA INC.
                               13160 Mindanao Way
                                    Suite 350
                            Marina del Rey, CA 90292

               --------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               --------------------------------------------------


       Our annual meeting of stockholders will be held at 3:00 p.m. on May 31, 2000 at the Marina del Rey Hotel, 13534 Bali Way, Marina Del Rey, CA 90292 for the purposes of:

       (1) electing four directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

       (2) approving an amendment to the Digital Lava 1996 Incentive and Non-Qualified Stock Option Plan; and

       (3) to transact such other business as may properly come before the meeting or any adjournment of the meeting.

       Our board of directors has fixed the close of business on April 27, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

       If you do not expect to be personally present at the meeting, but wish your stock to be voted for the business to be transacted at the meeting, our board of directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                             By Order of the Board of Directors

                                            /s/ DANNY GAMPE
                                            -----------------------------------
                                            Danny Gampe
                                            Secretary

April 28, 2000

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                DIGITAL LAVA INC.

                                 PROXY STATEMENT

       This proxy statement is furnished to our stockholders in connection with our board of directors' solicitation of proxies for use at the annual meeting of stockholders to be held on May 31, 2000, and at any and all adjournments of our annual meeting. Our principal executive offices are located at 13160 Mindanao Way, Suite 350, Marina del Rey, California 90292. The approximate date on which this proxy statement and form of proxy will be sent to our stockholders is May 2, 2000.

       On April 27, 2000, the record date for the determination of which stockholders are entitled to notice of, and to vote at, our annual meeting, we had 4,680,073 shares of common stock outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

       You may revoke the enclosed proxy at any time before it is exercised. If you attend the meeting and vote in person your proxy will not be used.

                             PRINCIPAL STOCKHOLDERS

       The following table sets forth information regarding the beneficial ownership of our common stock, as of April 6, 2000 by (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors and named executive officers and (3) all of our executive officers and directors as a group.

       Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage ownership for each listed person includes the shares of common stock underlying options or warrants held by that person and exercisable within 60 days of April 6, 2000, but excludes shares of common stock underlying options or warrants held by any other person.

       "Shares of Common Stock Beneficially Owned" includes "Shares Subject to Options Held by Others" and "Shares Issuable Upon Exercise of Options." Unless otherwise indicated, the address of each beneficial owner is 13160 Mindanao Way, Suite 350, Marina del Rey, California 90292.



                                   SHARES OF COMMON       PERCENTAGE OF     SHARES SUBJECT TO    SHARES ISSUABLE
NAME AND ADDRESS OF BENEFICIAL    STOCK BENEFICIALLY       COMMON STOCK      OPTIONS HELD BY    UPON EXERCISE OF
            OWNER                       OWNED           BENEFICIALLY OWNED       OTHERS              OPTIONS
-------------------------------   ------------------    ------------------  -----------------   ------------------
Robert Greene.................               15,000                 0.32%                --                   --
Dr. James Stigler.............              251,168                 5.36%             8,207                5,000
Roger Berman..................              169,113                 3.61%             8,207                5,000
John Carrington...............               10,000                 0.21%                --               10,000
Michael Wheeler...............               10,000                 0.21%                --               10,000
Joshua Sharfman...............               40,000                 0.85%                --               40,000
Peter Webb....................                    0                 0.00%                --                   --
Kipley Bruketa................                    0                 0.00%                --                   --
Danny Gampe...................               15,158                 0.32%                --               15,158
Hathaway & Associates,
  Ltd (1).....................              260,000                  5.6%                --                   --
New Frontier Capital, LP.(2)..              242,270                  5.2%                --                   --
All executive officers and
  directors as a group (9
  persons)....................              495,281                10.43%            16,414               70,000

----------------------

(1) Hathaway & Associates, Ltd are located at 119 Rowayton Avenue, Rowayton, CT 06853.

(2)  New Frontier Capital, LP is located at 919 Third Avenue, New York, NY
     10022.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1943 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. These people are required by SEC regulations to furnish us with copies of all such filed reports. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations from certain insiders that no other reports were required during the year ended December 31, 1999, all section 16(a) filing requirements applicable to such persons were complied with.

                        PROPOSAL 1--ELECTION OF DIRECTORS

       Four directors are to be elected at the annual meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Our board of directors currently consists of seven (7) members; there are three vacancies. We plan to appoint a new director to our board within the next six months. The election of directors requires the affirmative vote of a plurality of shares of common stock cast at a meeting at which a quorum (one-third of the outstanding shares of common stock) is present or represented. Abstention and broker non-votes are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to this proposal 1. The persons named in the accompanying proxy form intend to vote FOR the election of the four persons named in the table below as directors of Digital Lava, unless authority to do so is withheld. Proxies cannot be voted for more than four persons. If any of the nominees for director listed below should become unavailable for election for any reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

                         BOARD OF DIRECTORS AND OFFICERS

       The following table sets forth the name, age and position of each nominee for director and each executive officer:


NAME                                               AGE        POSITION
----                                               ---        --------
Robert Greene..............................         42        Chief Executive Officer and Chairman of the Board
Roger Berman...............................         45        Director
John Carrington............................         56        Director
Michael Wheeler............................         49        Director
Joshua D.J. Sharfman.......................         42        President and Chief Technology Officer
Danny Gampe................................         45        Chief Financial Officer
Peter Webb.................................         46        Vice President, Sales
Ralph Boulware.............................         57        Vice President, Services
Kipley Bruketa.............................         39        Vice President, Marketing
James Hicks................................         38        Vice President, Product Development

       Robert Greene has served as Chief Executive Officer and a director of Digital Lava since June 1999. From 1995 to June 1999, Mr. Greene served as Senior Vice President of The Lightspan Partnership Inc., an interactive educational software vendor. From 1982 to 1995, Mr. Greene served as Senior Vice President and Zone General Manager of Showtime Networks, Inc., a cable television network. Mr. Greene holds a B.A. degree from the University of Virginia, a Certificate of Marketing Management and a Speakeasy Senior Executive Certificate from the University of Denver.

       Roger Berman has served as a director of Digital Lava since its inception in July 1995. From July 1995 to December 1997, Mr. Berman was the President of Digital Lava. Prior to joining Digital Lava, Mr. Berman served as President of St. Eve International, Inc., an apparel company, from May 1992 to July 1995 and Sherne Lingerie, Inc. from January 1986 to December 1991. Mr. Berman holds a B.A. degree from Hamilton College and an MBA from New York University.

       John Carrington has served as director of Digital Lava since April 1999. From 1996 to 1998, Mr. Carrington served as Chairman, President and Chief Executive Officer of Artios, Inc., a CAD/CAM software vendor. From 1991 to 1995, he served as President and Chief Executive Officer of Digitalk, a cross-platform object-oriented software firm. Prior to 1991, Mr. Carrington held several senior positions in the computer software industry, including Chairman, President and Chief Executive Officer of Cogensys Corporation and President and Chief Executive Officer of Del Mar Group. Mr. Carrington holds a B.A. degree from the University of Texas and an MBA from the Southern Methodist University.

       Michael Wheeler is currently President and Director of e2enet. From 1996 to 1999 Mr. Wheeler was President of CNBC/Dow Jones Business Video a joint venture between NBC, Microsoft and Dow Jones. From 1991 to 1996, Mr. Wheeler was Senior Vice President and General Manager of NBC New Media. From 1987 to 1991 Mr. Wheeler was President of the Financial News Network. Mr. Wheeler is also a founding member and Vice Chairman of the New York New Media Association. Mr. Wheeler is a member of the NYNMA Angels Investor group and also helped create the handbook "Building A Successful New Media Business." Mr. Wheeler received a B.A. in journalism from the University of Missouri.

       Joshua D.J. Sharfman has served as President of Digital Lava since February 1999. From May 1996 to June 1999, Mr. Sharfman served as Chief Executive Officer and a director of Digital Lava. From 1994 to 1996, Mr. Sharfman served as Vice President of Research and Development at ParcPlace-Digitalk, Inc., a cross-platform object-oriented software firm. From 1993 to 1994, he operated his own software development consulting firm. From 1984 to 1993, Mr. Sharfman served as Executive Vice President of Research and Development at Dassault Systemes USA, a wholly owned subsidiary of Dassault Systemes SARL, and in a variety of marketing and development management functions at CADAM Inc., both of which are CAD/CAM software vendors. From 1981 to 1984, Mr. Sharfman served as Section Head of the Electro-Optical and Data Systems Group at Hughes Aircraft Company. Since 1980, Mr. Sharfman has also served as an Adjunct Professor of Engineering at the University of Southern California. Mr. Sharfman holds a B.S. degree from the University of California, Los Angeles and a M.S. degree from the University of Southern California.

       Danny Gampe has served as Chief Financial Officer of Digital Lava since January 1998. From 1997 to January 1998, Mr. Gampe served as Vice President of Finance and Administration for eShare Technologies, an Internet software development firm. From 1992 to 1997, Mr. Gampe served as Chief Financial Officer of Robbins Research International, a seminar development company. From 1991 to 1992, Mr. Gampe served as Manager of Financial Planning & Analysis at Wahlco Environmental Systems, Inc. Mr. Gampe holds a B.A. degree from the University of California at Long Beach and an MBA from the University of Redlands. In addition, Mr. Gampe has been a Certified Management Accountant since 1993.

       Peter Webb has served as Vice President of Sales for Digital Lava since November 1999. In 1999 Mr. Webb served as Vice President of Sales & Marketing for SPI, Inc., a start-up developer of advanced prototyping software. From 1997 to 1999, Mr. Webb served as Sales Manager and Acting General Manager for Kodak/Danka, Inc., a Fortune 500 organization. From 1995 to 1997, Mr. Webb served as Industry Sales Manager for Avid Technology, a software development firm. From 1989 to 1995, Mr. Webb served as National Sales Director for Howtek, Inc., a pre-press equipment sales organization. Mr. Webb holds a Bachelors degree from Syracuse University.

       Ralph Boulware has served as Vice President of Services for Digital Lava since February 2000. From 1996 to 1999 Mr. Boulware served as Senior Vice President and Director of Operations for WFS Financial, a financing organization. From 1992 to 1996, Mr. Boulware served as Managing Partner for Alternative Resources Now, Inc., a receivables factoring organization. From 1989 to 1992 Mr. Boulware was Chief Operating Officer for Data Line Service Company, an organization providing data processing support to financial institutions. From 1984 to 1989 Mr. Boulware served as Vice President and Manager, Data Services for First Interstate Bank of California. Mr. Boulware holds a Bachelors degree from the University of San Francisco and an MBA from the University of California at Los Angeles.

       Kipley Bruketa has served as Vice President of Marketing for Digital Lava since October 1999. From 1996 to 1999, Ms. Bruketa served as Director, Marketing Communications for Arthur Andersen, a public accounting firm. From 1995 to 1996, Ms. Bruketa served as Management Supervisor for Rogers & Associates, a boutique communications firm. From 1994 to 1995, Ms. Bruketa served as Manager, Marketing Communications for Kaufman and Broad, a real estate developer. From 1993 to 1994, Ms. Bruketa served as Account Supervisor for Hill & Knowlton, a public relations firm. From 1988 to 1992 Ms. Bruketa held various management positions with Bank of America. Ms. Bruketa holds a Bachelors degree from the University of Illinois.

       James Hicks joined Digital Lava in July 1997 and has served as Vice President of Development since September 1999. From 1995 to 1996, Mr. Hicks served as Director of Customer Services and Quality Assurance with Compulink Business Systems, Inc., a healthcare practice management software products and services organization. From 1989 to 1995, Mr. Hicks held various management positions with the New Product Development and Quality Assurance groups at Broadway & Semour, a systems integration services organization serving the financial services industry. Mr. Hicks holds a Bachelors degree from San Francisco State University and an MBA from The Peter F. Drucker Graduate Management Center at Claremont Graduate University.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

       During 1999 there were four meetings of the board of directors. As of April 27, 2000 there have been two meetings of the board of directors in 2000. A quorum of directors was present, either in person or by telephone, for all meetings held in 2000. Actions were also taken during 2000 by the unanimous written consent of the directors.

       The member of the audit committee is Roger Berman. The audit committee has the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full board of directors.

       The members of the compensation committee during 1999 were James Stigler and John Carrington. Presently, the sole compensation committee member is John Carrington. The compensation committee administers our stock option plan and other corporate benefits programs. The compensation committee also reviews and approves bonuses, stock option grants, compensation philosophy and current competitive status, and executive officer compensation.

       The board of directors does not have a standing nominating committee.

                             EXECUTIVE COMPENSATION

       The following table sets forth the total compensation paid during 1997, 1998 and 1999 to our Chief Executive Officer and each of our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 1999.


                                                                                      LONG-TERM
                                                            ANNUAL COMPENSATION      COMPENSATION
                                                            ---------------------    -------------
                                                                                      SECURITIES
                                                                                      UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR       SALARY($)    BONUS ($)    OPTIONS (#)
-------------------------------------------    ---------    ---------    ---------    -------------
Robert Greene.............................       1999       $159,231          --          376,820
   Chief Executive Officer                       1998             --          --               --
                                                 1997             --          --               --

Joshua Sharfman...........................       1999       $230,000     $60,000           90,000
   President and Chief Technology Officer        1998       $230,000          --               --
                                                 1997       $190,000          --               --

Peter Webb................................       1999       $ 28,333     $25,000           50,000
   Vice President, Sales                         1998             --          --               --
                                                 1997             --          --               --

Danny Gampe...............................       1999       $125,000     $20,000           14,528
   Chief Financial Officer                       1998       $125,000          --            5,472
                                                 1997             --          --               --

Kipley Bruketa............................       1999       $ 30,721          --           35,000
   Vice President, Marketing                     1998             --          --               --
                                                 1997             --          --               --

       OPTION GRANTS. The following option grants were made to officers named in the above table during 1999:



                                          NUMBER OF         PERCENTAGE OF
                                          SECURITIES        TOTAL OPTIONS    EXERCISE OR
                                          UNDERLYING         GRANTED TO       BASE PRICE          EXPIRATION
                                       OPTIONS GRANTED        EMPLOYEES       (PER SHARE)            DATE
                                       -----------------    -------------    ------------    ---------------------
Robert Greene.....................              376,820            45.54  %   $    6.125            June 21, 2009
Joshua Sharfman...................               40,000             4.83  %   $    7.500        February 22, 2009
Joshua Sharfman...................               50,000             6.04  %   $    3.375        November 12, 2009
Peter Webb........................               50,000             6.04  %   $    3.000         November 1, 2009
Danny Gampe.......................               14,528             1.76  %   $    5.000            March 2, 2009
Kipley Bruketa....................               35,000             4.23  %   $    4.000         October 11, 2009

       OPTION EXERCISES AND OPTION VALUES. The following table sets forth information with respect to stock options held by the above-named officers on December 31, 1999. These officers did not exercise any options in 1999. The value of the options is based on the fair market value of the options at December 31, 1999.


                                                 NUMBER OF SHARES                    VALUE OF UNEXERCISED
                                               OF STOCK UNDERLYING                       IN-THE-MONEY
                                               UNEXERCISED OPTIONS                         OPTIONS
                                               AT DECEMBER 31, 1999                  AT DECEMBER 31, 1999
                                        -----------------------------------   -----------------------------------
NAME                                     EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
------------------------------------    ---------------    ----------------   ----------------   ----------------
Robert Greene......................                 --             376,820                 --    $       329,718
Joshua Sharfman....................             40,000              50,000                 --    $       181,000
Peter Webb.........................                 --              50,000                 --    $       200,000
Danny Gampe........................             10,315               9,685    $         9,686    $        19,372
Kipley Bruketa.....................                 --              35,000                 --    $       105,000


For a description of the 1996 Incentive and Non-Qualified Stock Option Plan, under which these options were granted, see "Proposal 2--Amendment to the Digital Lava 1996 Incentive and Non-Qualified Stock Option Plan."

EMPLOYMENT AND CONSULTING AGREEMENTS

       ROBERT GREENE. We have entered into an employment agreement with Robert Greene, Chief Executive Officer, which expires on June 30, 2002. Under the terms of his employment agreement, Mr. Greene receives an annual base salary of $300,000 and stock options to purchase 5% of the equity of Digital Lava on a fully diluted basis as of July 1, 1999. Subject to certain conditions, these stock options will vest as follows: 40% on July 1, 2000, and 20% on each of the first, second and third anniversaries of such date. Mr. Greene is eligible to receive an annual bonus of up to $100,000 and future grants of stock options at the discretion of the board of directors. A state court may determine not to enforce, or only partially enforce, certain provisions of this agreement.

       JOSHUA SHARFMAN. We have entered into an employment agreement with Joshua Sharfman, President, which expires on December 31, 2001. Under the terms of his employment agreement, Mr. Sharfman is entitled to receive an annual base salary of not less than $230,000 . In addition, the agreement provides that if Mr. Sharfman is terminated without cause he will receive a severance payment equal to his annual salary. Mr. Sharfman's employment agreement provides that he will not, directly or indirectly, compete with us for a period of six months following his termination in certain circumstances.

       ROGER BERMAN. On March 1, 1999, we entered into a consulting agreement with Roger Berman under which Mr. Berman has agreed to provide us with certain financial, operational and strategic development services, including financing and credit strategies, cash management and human resources. The agreement has a term of two years. Under the agreement, Mr. Berman receives an annual fee of $60,000 and received a $60,000 bonus in February 1999. Mr. Berman is a director of Digital Lava.

       JAMES STIGLER. On March 1, 1999, we entered into a consulting agreement with James Stigler under which Dr. Stigler has agreed to provide certain consulting services to us, including development, financial and strategic advisory services. The agreement has a term of two years. Under the agreement, Dr. Stigler receives an annual fee of $24,000 and received a $40,000 bonus in February 1999.

DIRECTORS' COMPENSATION

       Our directors who are not full-time employees of Digital Lava receive $1,000 for attendance at each meeting of the board of directors or any committee of the board and are reimbursed for their out-of-pocket expenses in connection with their attendance.

                                PERFORMANCE GRAPH

       The following graph compares Digital Lava's cumulative stockholder's return for the period beginning February 17, 1999 (the date on which our common stock was first publicly traded) and ending March 1, 2000 with the cumulative total return of the Amex Composite Index over the same period.

                               [PERFORMANCE GRAPH]



                17-FEB 01-MAR  01-APR  01-MAY  01-JUN   01-JUL  01-AUG  01-SEP  01-OCT  01-NOV   01-DEC  01-JAN   01-FEB   01-MAR
                 1999   1999    1999    1999    1999     1999    1999    1999    1999    1999     1999    2000     2000     2000
                 ----   ----    ----    ----    ----     ----    ----    ----    ----    ----     ----    ----     ----     ----
Amex
Composite....       1   1.014   1.033   1.128   1.127    1.154   1.138   1.137   1.142   1.169    1.212   1.274    1.268    1.455
Digital
Lava.........   0.875  0.6667    1.65   1.283    0.75     0.85  0.6667   0.575  0.5833     0.4      0.5  0.9333   0.9333   0.6667

                              CERTAIN TRANSACTIONS

       We issued a $20,000 promissory note to James Stigler in October 1998. The note bore interest at 12% per annum and was payable in October 1999. The note was paid in full on February 22, 1999.

       In December 1998, we issued a $300,000 promissory note to Henry Stigler, the father of James and Thomas Stigler. We paid the note in full on February 22, 1999. Mr. Stigler also received warrants to purchase 150,000 shares of common stock at $9.75 per share in connection with the promissory note.

       In November 1999, we issued a $230,000 loan to Joshua Sharfman in exchange for a promissory note. The note bears no interest and is payable on or before July 1, 2001.

       Each of the transactions described above were ratified by our entire board of directors, a majority of whom did not have an interest in the transactions. We believe that the terms of the transactions described above were no less favorable to us than could have been obtained from unaffiliated third parties. We have adopted a policy that all future transactions between us and our officers, directors and affiliates must (1) be approved by a majority of those members of our board of directors that are not parties, directly or indirectly through affiliates, to the transaction and (2) be on terms no less favorable to us than could be obtained from unrelated third parties.

            PROPOSAL 2--AMENDMENT TO THE DIGITAL LAVA 1996 INCENTIVE
                       AND NON-QUALIFIED STOCK OPTION PLAN

       The Digital Lava 1996 Incentive and Non-Qualified Stock Option Plan was adopted by our board of directors, and approved by our stockholders, on December 2, 1996.

       On April 25, 2000, the compensation committee recommended and the board of directors unanimously adopted, subject to stockholder approval, an amendment to the plan to increase the number of shares of common stock available for issuance under the plan from 1,000,000 to 2,000,000.

SUMMARY OF PROPOSED AMENDMENT

       The plan currently permits options to be granted covering up to 1,000,000 shares of common stock. The board of directors proposes to amend the plan to provide for an increase in the number of shares of common stock reserved for issuance under the plan from 1,000,000 to 2,000,000 and to provide that the maximum number of shares subject to options granted under the plan to any individual in any calendar year will not exceed 750,000 shares. As of April 27, 2000 approximately 92% of the shares of common stock reserved for issuance under the plan were subject to outstanding options leaving only approximately 79,680 shares of common stock reserved for issuance under the plan. The board believes that the increase in the number of shares of common stock available for issuance as provided in the amendment will increase the size of the plan to a size which is commensurate with the number of shares of common stock that are issued and outstanding, provide the compensation committee with greater flexibility in the administration of the plan and is appropriate in light of the growth of Digital Lava and the resulting addition of new employees who will be subject to the plan. The number of shares of common stock that are issued and outstanding has increased from 110,730 to 4,680,075 since December 31, 1996. We believe there should be a corresponding change in the number of shares authorized for issuance pursuant to the plan. The increase in the number of shares authorized for issuance as provided in the plan would represent 21.6% of the issued and outstanding shares of our common stock as of December 31, 1999.

       The principal features of the plan as proposed to be amended are summarized below. The plan was filed as an exhibit to our registration statement on Form SB-2 filed with the Securities and Exchange Commission on October 23, 1998 and was incorporated by reference in our annual report on Form 10-KSB for the year ended December 31, 1999.

GENERAL

       The purposes of the plan are to attract and retain the best available personnel, to provide additional incentive to the employees, consultants and directors of Digital Lava, and to promote the success of our business.

       The plan provides for the granting of incentive stock options and/or nonstatutory stock options to any employee, consultant or director of Digital Lava.

ADMINISTRATION

       The plan is administered by the compensation committee of the board of directors. The committee determines which individuals will participate in the plan. The committee is also responsible for the interpretation and construction of any provision of the plan. All decisions, determinations and interpretations of the committee are final and binding on all holders of the options.

ELIGIBILITY

       Options may be granted to any employee, consultant, or director as the committee may from time to time designate, provided that incentive stock options may be granted only to employees.

MISCELLANEOUS PROVISIONS

       The plan provides that if an optionee's continuous status as an employee, consultant or director is terminated for any reason whatever, the optionee may exercise the option to the extent permitted under the terms of the optionee's option agreement. To the extent that the optionee was not entitled under the optionee's option agreement to exercise the option at the date of termination or if the optionee does not exercise the option within the time specified in the optionee's option agreement, the option shall terminate.

       No option may be exercised after the expiration of ten years from the date it is granted. No option granted to an optionee who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of stock of Digital Lava or any parent or subsidiary, may be exercised after the expiration of five years from the date it is granted. No option may be exercised for a fraction of a share of common stock.

       We have the right to deduct withholding taxes from any payments made pursuant to the plan or to make such other provisions as it deems necessary or appropriate to satisfy our obligations to withhold Federal, state or local income or other taxes incurred by reason of payments or the issuance of shares of common stock under the plan.

SHAREHOLDER VOTE

       Approval of the plan will require the affirmative vote of the holders of a majority of the shares of the common stock represented and voting in person or by proxy at the meeting, assuming a quorum is present. Abstention and broker non-votes are counted for purposes of determining whether a quorum is present, but will have the effect of votes against this proposal 2. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

                        STOCKHOLDERS' PROPOSALS FOR 2001
                         ANNUAL MEETING OF STOCKHOLDERS

       Proposals which stockholders intend to present at the 2001 annual meeting of stockholders must be received by Digital Lava by December 31, 2000 to be eligible for inclusion in the proxy material for that meeting.

                          ANNUAL REPORT ON FORM 10-KSB

       STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AND ANY AMENDMENTS OR EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO DIGITAL LAVA INC., 13160 MINDANAO WAY, SUITE 350, MARINA DEL REY, CALIFORNIA 90292, ATTENTION: PRESIDENT.

                                  OTHER MATTERS

       As of the date of this proxy statement, management knows of no matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters come before the meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ DANNY GAMPE
                                              ---------------------------------
                                              Danny Gampe
                                              Secretary

Dated: April 28, 2000

                                DIGITAL LAVA INC.

                                 REVOCABLE PROXY

                         Annual Meeting of Stockholders

                                  May 31, 2000

           This Proxy is solicited on behalf of the Board of Directors

     The undersigned, as a holder of common stock of Digital Lava Inc., hereby appoints Robert Greene and Danny Gampe as Proxies, with the full power of substitution, to represent and to vote as designated on this card all of the shares of common stock of Digital Lava which the undersigned is entitled to vote at the annual meeting of stockholders to be held on May 31, 2000 at 3:00 P.M., or any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees listed below to the Board of Directors and FOR the amendment of the Digital Lava 1996 Incentive and Non-Qualified Stock Option Plan. If any other business is presented at the annual meeting of stockholders, this proxy will be voted in accordance with the discretion of the Proxies named above.

     The Board of Directors recommends a vote "FOR" the nominees listed below and "FOR" Proposal 2.

1.   ELECTION OF DIRECTORS (PROPOSAL 1 IN THE PROXY STATEMENT)

/ / FOR all nominees listed   / / WITHHOLD AUTHORITY   NOMINEES: Robert Greene
at right except as marked     to vote for all                    Roger Berman
to the contrary               nominees listed at right           John Carrington
                                                                 Michael Wheeler

(INSTRUCTIONS: To withhold authority to vote for any of the individual nominees, PRINT that person's name on the line below.)


--------------------------------------------------------------------------------


2. AMENDMENT TO THE DIGITAL LAVA 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN (PROPOSAL 2 IN THE PROXY STATEMENT)

         / / FOR          / / AGAINST   / / ABSTAIN

                                        THIS PROXY WHEN PROPERLY EXECUTED WILL
                                        BE VOTED IN THE MANNER DIRECTED HEREIN
                                        BY THE UNDERSIGNED STOCKHOLDER. IF NO
                                        DIRECTION IS MADE, THIS PROXY WILL BE
                                        VOTED FOR THE ELECTION OF THE NOMINEES
                                        TO THE BOARD OF DIRECTORS IDENTIFIED
                                        ABOVE, AND FOR THE APPROVAL OF THE
                                        AMENDMENT TO THE DIGITAL LAVA 1996
                                        INCENTIVE AND NON-QUALIFIED STOCK OPTION
                                        PLAN. THIS PROXY WILL BE VOTED, IN THE
                                        DISCRETION OF THE PROXIES NAMED, ON SUCH
                                        OTHER MATTERS AS MAY PROPERLY COME
                                        BEFORE THE ANNUAL MEETING.

                                        This proxy is revocable at any time, and the undersigned reserves the right to attend the annual meeting of stockholders and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of Digital Lava.

                                        THE BOARD OF DIRECTORS URGES THAT YOU
                                        FILL IN, SIGN AND DATE THIS PROXY AND
                                        RETURN IT PROMPTLY BY MAIL IN THE
                                        ENCLOSED ENVELOPE. NO POSTAGE IS
                                        NECESSARY IF MAILED IN THE UNITED
                                        STATES.



-------------------      ------------------------  Dated:
                                                         ---------------
Signature*               Signature*


NOTE: Please sign exactly as name(s) appear on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as each. If more than one name is shown, as in the case of joint tenancy, each party must sign. If a corporation, please sign in full corporate name by the president or other authorized officer.